For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com

Aramark Reports Third Quarter Results

Q3 SUMMARY

•Revenue $4 billion, +1.0%; Legacy Business Revenue +3.7%1

•Operating Income +1%; Adjusted Operating Income (AOI) +4%1

•EPS +14% to $0.33; Adjusted EPS +14%1 to $0.47

•Reduced net debt position by $672 million versus prior year

•Board authorizes share repurchase program of $200M through 2022

Philadelphia, PA, August 6, 2019 - Aramark (NYSE: ARMK) today reported third quarter fiscal 2019 results.

“Our performance in the third quarter was strong and broad-based, anchored in a relentless focus on innovative growth strategies that directly engage the millions of consumers we serve every day,” said Eric J. Foss, Aramark’s Chairman, President and CEO. "We continue to advance our brand and product offerings as part of our commitment to combine technology, convenience and curation across our portfolio. This disciplined approach, combined with the exemplary efforts of our global team members, drove solid year-to-date results, positioning us well to achieve our full year expectations.

“The foundation we are creating provides us with ample opportunity to infuse sales growth and optimize our investments to scale the business,” Foss added. “As a testament to our enhanced financial flexibility, our Board has authorized a share repurchase program. Collectively, these purposeful strategies fuel our ability to drive value creation for our stakeholders."

1 Constant Currency.

THIRD QUARTER RESULTS*

Consolidated Revenue was $4.0 billion in the quarter, an increase of 1.0%. Adjusted Revenue grew 5.8% over the prior-year, attributed to a 3.7% growth in the legacy business and a 2.1% increase related to an accounting rule change. Legacy Revenue expansion was driven by new business wins and base business growth across the segments:

•	FSS United States growth of 1.5% led by strength in stadiums and arenas as well as business dining.

•	FSS International increase of 9.8% due to growth across geographies with particularly strong performance in Europe, South America and China.

•	Uniform & Career Apparel grew 3.1% from improved pricing and volume as well as the continued integration of AmeriPride into the portfolio.

	Revenue
	Q3 '19	Q3 '18	Change	Adjusted Revenue Change	Legacy Revenue Change
FSS United States[1]	$2,414M	$2,501M	(3.5)%	0.9%	1.5%
FSS International	950	930	2.2%	10.0%	9.8%
Uniform & Career Apparel	647	541	19.7%	20.1%	3.1%
Total Company	$4,011M	$3,972M	1.0%	5.8%	3.7%
Difference between GAAP Revenue and Adjusted Revenue reflects the elimination of currency translation and divestitures impact.
Difference between Adjusted Revenue and Legacy Revenue reflects the accounting rule changes pursuant to ASC 606.
1 Q3 '18 GAAP results include divested Healthcare Technologies revenue of $107 million. This has been excluded from the calculation of adjusted revenue change and legacy revenue change for comparison purposes.

Operating Income was $189 million, up 1% compared to the prior-year period. Adjusted Operating Income increased 4% on a constant currency basis, driven by operational improvements and acquisition synergies, offset by higher total incentive-based compensation and the deliberate exit of non-core custodial accounts in Europe. Notwithstanding these items:

•	FSS United States exhibited operational efficiencies from greater purchasing scale and productivity improvement in the base business.

•	FSS International demonstrated broad-based growth with particular strength in Canada and Emerging Markets.

•	Uniform & Career Apparel capitalized on synergies related to the AmeriPride acquisition with additional efficiency from operational performance.

Total incentive-based compensation, referenced above, included both share-based and cash incentives for employees. The Corporate segment reflected lower share-based compensation with all segments affected by higher cash incentive compensation.

	Operating Income			Adjusted Operating Income
	Q3 '19	Q3 '18	Change	Q3 '19	Q3 '18	Constant-Currency Change
FSS United States[2]	$128M	$136M	(6)%	$156M	$155M	1%
FSS International	40	44	(8)%	43	47	(4)%
Uniform & Career Apparel	54	57	(6)%	67	70	(4)%
Corporate	(33)	(49)	34%	(29)	(42)	31%
Total Company	$189M	$187M	1%	$237M	$231M	4%
2 Q3 '18 GAAP results include divested Healthcare Technologies operating income of $8 million. This has been excluded from the calculation of Adjusted Operating Income constant-currency change for comparison purposes.
* May not total due to rounding.

GAAP SUMMARY
On a GAAP basis, revenue was $4.0 billion, operating income was $189 million, net income attributable to Aramark stockholders was $83 million, and diluted earnings per share were $0.33. This compares to the third quarter of 2018 where revenue was $4.0 billion, operating income was $187 million, net income attributable to Aramark stockholders was $73 million and diluted earnings per share were $0.29. Third quarter GAAP diluted earnings per share increased 14% year-over-year. As of the end of the third quarter net cash provided by operating activities was $208 million year-to-date compared to the prior year total of $146 million.

CAPITAL STRUCTURE & FREE CASH FLOW
The Company made continued progress in de-leveraging by reducing its net debt position by $672 million compared to the prior year. Total trailing 12-month net debt to covenant adjusted EBITDA was 4.1x at the end of the quarter, a 0.5x improvement versus the end of the third quarter of 2018. Through nine months, Free Cash Flow improved $158 million compared to prior year. This increase can be attributed to a disciplined management of working capital and investment spend. At quarter-end the Company had approximately $1.1 billion in cash and availability on its revolving credit facility.

SHARE REPURCHASE
Subsequent to the end of the third quarter, the Board approved a share repurchase program of up to $200 million of Aramark's common stock. Repurchases may be made from time to time on the open market or through privately negotiated transactions. The repurchase program has been authorized through July 2022.

CURRENCY
A stronger U.S. dollar decreased revenue by approximately $77 million and had a negative impact of approximately $3 million on operating income. It also had a one-cent unfavorable impact on GAAP and adjusted earnings per share.

2019 OUTLOOK
Aramark provides its expectations for legacy business revenue growth, full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

The Company maintains the following performance outlook for Fiscal 2019:

•	Legacy business revenue growth expectations of approximately 3%.

•	Adjusted EPS of $2.20 to $2.30 per share. This includes four cents of unfavorable currency impact.

•
Free cash flow of $500 million. This includes approximately $50 million in cash outlay related to the divestiture of the Healthcare Technologies business and approximately $50 million in spending on the integrations of Avendra and AmeriPride.

•	Net debt to covenant adjusted EBITDA of 3.8x by the end of the fiscal year.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We work to put our sustainability goals into action by focusing on initiatives that engage our employees, empower healthy living, preserve our planet and build local communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

Selected Operational and Financial Metrics
Adjusted Revenue
Adjusted Revenue represents revenue growth, adjusted to eliminate the impact of currency translation and divestitures.

Legacy Business Revenue
Legacy Business Revenue represents Adjusted Revenue, excluding the revenue of AmeriPride and Avendra that is not comparable to the prior year periods and the impact of the adoption of Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; tax reform related employee reinvestments; and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; merger and integration related charges; the effect of divestitures (including the gain on the sale); the effects of refinancings on interest and other financing costs, net; the impact of tax reform and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue, Legacy Business Revenue, Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Revenue, Legacy Business Revenue, Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related intangible assets - adjustments to eliminate the change in amortization resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel ($7.7 million for the third quarter of 2019, $23.2 million for year-to-date 2019, $7.7 million for the third quarter of 2018 and $30.0 million for year-to-date 2018) and amortization expense recognized on other acquisition-related intangible assets ($20.9 million for the third quarter of 2019, $64.5 million for year-to-date 2019, $21.8 million for the third quarter of 2018 and $49.0 million for year-to-date 2018).
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period related to streamlining initiatives ($2.2 million net expense reduction for the third quarter of 2019, $19.8 million for year-to-date 2019, $0.1 million for the third quarter of 2018 and $39.7 million for year-to-date 2018), adjustments to eliminate consulting costs incurred in the applicable period related to streamlining and general administrative initiatives ($4.5 million for the third quarter of 2019, $13.0 million for year-to-date 2019, $5.3 million for the third quarter of 2018 and $17.3 million for year-to-date 2018), incurring duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its existing headquarters and closing costs ($8.4 million for year-to-date 2019, $2.5 million for the third quarter of 2018 and $4.9 million for year-to-date 2018), incurring charges related to information technology related initiatives ($2.5 million for the third quarter of 2019 and $6.2 million for year-to-date 2019) and other charges ($1.0 million for the third quarter of 2018 and $3.6 million for year-to-date 2018).
Effects of divestitures - adjustments to eliminate the impact that the Healthcare Technologies divestiture had on comparative periods.
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including deal costs, costs for transitional employees and integration related consulting costs ($8.0 million for the third quarter of 2019, $26.3 million for year-to-date 2019, $9.7 million for the third quarter of 2018 and $64.8 million for year-to-date 2018).
Gain on sale of Healthcare Technologies - adjustment to eliminate the impact of the gain on sale of the Healthcare Technologies business.
Tax Reform Related Employee Reinvestments - adjustments to eliminate certain reinvestments associated with tax savings created by the Tax Cuts and Jobs Act of 2017, including employee training expenses, special recognition awards and retirement contributions ($5.0 million for the third quarter of 2019 and $70.5 million for year-to-date 2019).
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income/loss from prior years' loss experience under our casualty insurance program ($11.3 million gain for year-to-date 2019 and $18.2 million gain for year-to-date 2018), settlement charges related to exiting a joint venture arrangement ($4.5 million for year-to-date 2019), pension plan charges ($1.2 million for year-to-date 2019, $0.4 million for the third quarter of 2018 and $2.5 million for year-to-date 2018), banker fees and other charges related to the sale of Healthcare Technologies ($0.7 million net expense reduction for the third quarter of 2019 and $7.7 million for year-to-date 2019), charges related to a joint venture liquidation and acquisition ($1.9 million for the third quarter of 2018 and $7.5 million year-to-date 2018), the impact of the change in fair value related to certain gasoline and diesel agreements ($0.5 million gain for the third quarter of 2019 and $3.9 million loss for year-to-date 2019, $0.2 million gain for the third quarter of 2018 and $0.5 million gain for year-to-date 2018) and other charges ($2.3 million for the third quarter of 2019, $2.9 million for year-to-date 2019 and $0.8 million for year-to-date 2018).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing and other on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts and other pension plan charges.

Effect of tax reform on provision for income taxes - adjustments to eliminate the impact of tax reform that is not indicative of our ongoing tax position based on the new tax policies and certain other adjustments.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements made by our Chairman, President, and CEO and under the heading "2019 Outlook" and including with respect to, without limitation, anticipated effects of our adoption of new accounting standards, the expected impact of strategic portfolio actions, the benefits and costs of our acquisitions of each of Avendra, LLC ("Avendra") and AmeriPride Services, Inc. ("AmeriPride"), as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the transactions will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra's and AmeriPride's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 21, 2018 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 28, 2019	June 29, 2018
Revenue	$4,010,761	$3,971,606
Costs and Expenses:
Cost of services provided	3,594,978	3,526,293
Depreciation and amortization	148,779	156,934
Selling and general corporate expenses	78,185	101,715
	3,821,942	3,784,942
Operating income	188,819	186,664
Interest and Other Financing Costs, net	82,220	89,776
Income Before Income Taxes	106,599	96,888
Provision for Income Taxes	23,535	24,172
Net income	83,064	72,716
Less: Net income attributable to noncontrolling interest	109	139
Net income attributable to Aramark stockholders	$82,955	$72,577

Earnings per share attributable to Aramark stockholders:
Basic	$0.34	$0.29
Diluted	$0.33	$0.29
Weighted Average Shares Outstanding:
Basic	246,928	246,028
Diluted	251,147	251,857

	Nine Months Ended
	June 28, 2019	June 29, 2018
Revenue	$12,276,097	$11,876,035
Costs and Expenses:
Cost of services provided	11,029,382	10,611,532
Depreciation and amortization	447,408	443,646
Selling and general corporate expenses	270,600	282,327
Gain on sale of Healthcare Technologies	(156,309)	—
	11,591,081	11,337,505
Operating income	685,016	538,530
Interest and Other Financing Costs, net	249,375	256,562
Income Before Income Taxes	435,641	281,968
(Benefit) Provision for Income Taxes	72,589	(110,904)
Net income	363,052	392,872
Less: Net income attributable to noncontrolling interest	60	442
Net income attributable to Aramark stockholders	$362,992	$392,430

Earnings per share attributable to Aramark stockholders:
Basic	$1.47	$1.60
Diluted	$1.44	$1.56
Weighted Average Shares Outstanding:
Basic	246,665	245,588
Diluted	251,271	252,231

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Unaudited)
(In Thousands)

	June 28, 2019	September 28, 2018
Assets

Current Assets:
Cash and cash equivalents	$220,055	$215,025
Receivables	1,832,911	1,790,433
Inventories	393,115	724,802
Prepayments and other current assets	196,044	171,165
Total current assets	2,642,125	2,901,425
Property and Equipment, net	2,143,765	1,378,094
Goodwill	5,526,301	5,610,568
Other Intangible Assets	2,064,637	2,136,844
Other Assets	1,352,674	1,693,171
	$13,729,502	$13,720,102

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$53,749	$30,907
Accounts payable	819,922	1,018,920
Accrued expenses and other current liabilities	1,285,725	1,440,332
Total current liabilities	2,159,396	2,490,159
Long-Term Borrowings	7,198,918	7,213,077
Deferred Income Taxes and Other Noncurrent Liabilities	1,075,198	977,215
Redeemable Noncontrolling Interest	10,068	10,093
Total Stockholders' Equity	3,285,922	3,029,558
	$13,729,502	$13,720,102

*In connection with the Company's adoption of ASC 606, Revenue from Contracts with Customers, the classification of certain balance sheet line items has been adjusted as of June 28, 2019, including Inventories, Property and Equipment, net and Other Assets. Further details will be available in the Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2019.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	June 28, 2019	June 29, 2018

Cash flows from operating activities:
Net income	$363,052	$392,872
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	447,408	443,646
Deferred income taxes	21,861	(155,050)
Share-based compensation expense	48,414	68,318
Net gain on sale of Healthcare Technologies	(139,165)	—
Changes in operating assets and liabilities	(501,944)	(597,182)
Payments made to clients on contracts[1]	(30,169)	—
Other operating activities	(1,270)	(7,092)
Net cash provided by operating activities	208,187	145,512

Cash flows from investing activities:
Net purchases of property and equipment and other	(329,429)	(425,093)
Acquisitions, divestitures and other investing activities	280,037	(2,247,086)
Net cash used in investing activities	(49,392)	(2,672,179)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(264,372)	2,445,007
Net change in funding under the Receivables Facility	255,000	145,800
Payments of dividends	(81,305)	(77,317)
Proceeds from issuance of common stock	21,339	15,961
Repurchase of stock	(50,000)	(24,410)
Other financing activities	(31,322)	(47,113)
Net cash provided by (used in) financing activities	(150,660)	2,457,928
Effect of foreign exchange rates on cash and cash equivalents	(3,105)	(4,090)
Increase (decrease) in cash and cash equivalents	5,030	(72,829)
Cash and cash equivalents, beginning of period	215,025	238,797
Cash and cash equivalents, end of period	$220,055	$165,968

[1]Prior to the Company's adoption of ASC 606, Revenue from Contracts with Customers, certain client contract investments were included within "Net purchases of property and equipment and other" in Net cash used in investing activities. Subsequent to adoption of ASC 606, these costs are now included within "Payments made to clients on contracts" in Net cash provided by operating activities.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,413,503	$949,862	$647,396		$4,010,761
Operating Income (as reported)	$127,873	$40,157	$53,609	$(32,820)	$188,819
Operating Income Margin (as reported)	5.30%	4.23%	8.28%		4.71%

Revenue (as reported)	$2,413,503	$949,862	$647,396		$4,010,761
Effect of Currency Translation	1,825	73,331	2,030		77,186
Adjusted Revenue	$2,415,328	$1,023,193	$649,426		$4,087,947
Revenue Growth (as reported)	(3.50)%	2.15%	19.73%		0.99%
Adjusted Revenue Growth	0.91%	10.04%	20.10%		5.79%

Operating Income (as reported)	$127,873	$40,157	$53,609	$(32,820)	$188,819
Amortization of Acquisition-Related Intangible Assets	21,059	1,487	6,139	—	28,685
Severance and Other Charges	642	—	—	4,208	4,850
Merger and Integration Related Charges	2,238	—	5,798	—	8,036
Tax Reform Related Employee Reinvestments	3,627	—	1,440	—	5,067
Gains, Losses and Settlements impacting comparability	615	965	—	(425)	1,155
Adjusted Operating Income*	$156,054	$42,609	$66,986	$(29,037)	$236,612
Effect of Currency Translation	413	2,931	124	—	3,468
Adjusted Operating Income (Constant Currency)	$156,467	$45,540	$67,110	$(29,037)	$240,080

Operating Income Growth (as reported)	(5.76)%	(8.08)%	(5.53)%	33.63%	1.15%
Adjusted Operating Income Growth	0.37%	(9.96)%	(4.18)%	31.12%	2.63%
Adjusted Operating Income Growth (Constant Currency)	0.64%	(3.77)%	(4.00)%	31.12%	4.13%
Adjusted Operating Income Margin (Constant Currency)	6.48%	4.45%	10.33%		5.87%

	Three Months Ended
	June 29, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,501,000	$929,875	$540,731		$3,971,606
Effect of Divestitures	(107,462)	—	—		(107,462)
Adjusted Revenue	$2,393,538	$929,875	$540,731		$3,864,144

Operating Income (as reported)	$135,682	$43,685	$56,745	$(49,448)	$186,664
Amortization of Acquisition-Related Intangible Assets	21,569	1,564	6,310	—	29,443
Severance and Other Charges	3,595	149	—	5,313	9,057
Effect of Divestitures	(7,750)	—	—	—	(7,750)
Merger and Integration Related Charges	1,970	—	6,851	2,186	11,007
Gains, Losses and Settlements impacting comparability	410	1,926	—	(205)	2,131
Adjusted Operating Income*	$155,476	$47,324	$69,906	$(42,154)	$230,552

Operating Income Margin (as reported)	5.43%	4.70%	10.49%		4.70%
Adjusted Operating Income Margin	6.50%	5.09%	12.93%		5.97%

* Beginning in fiscal 2019, the definition of AOI changed. AOI for the three months ended June 29, 2018 has been calculated based on this new definition. See page 5 for the new definition of AOI.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$7,490,818	$2,845,045	$1,940,234		$12,276,097
Operating Income (as reported)	$560,439	$93,512	$144,501	$(113,436)	$685,016
Operating Income Margin (as reported)	7.48%	3.29%	7.45%		5.58%

Revenue (as reported)	$7,490,818	$2,845,045	$1,940,234		$12,276,097
Effect of Currency Translation	6,040	212,826	7,274		226,140
Adjusted Revenue	$7,496,858	$3,057,871	$1,947,508		$12,502,237
Revenue Growth (as reported)	(2.17)%	2.78%	33.73%		3.37%
Adjusted Revenue Growth	1.52%	10.47%	34.23%		7.74%

Operating Income (as reported)	$560,439	$93,512	$144,501	$(113,436)	$685,016
Amortization of Acquisition-Related Intangible Assets	65,487	3,975	18,273	—	87,735
Severance and Other Charges	14,589	17,945	493	14,461	47,488
Merger and Integration Related Charges	5,520	—	20,788	8	26,316
Gain on sale of Healthcare Technologies	(156,309)	—	—	—	(156,309)
Tax Reform Related Employee Reinvestments	55,429	352	13,298	1,443	70,522
Gains, Losses and Settlements impacting comparability	(4,661)	3,507	—	10,006	8,852
Adjusted Operating Income*	$540,494	$119,291	$197,353	$(87,518)	$769,620
Effect of Currency Translation	1,244	8,182	650	—	10,076
Adjusted Operating Income (Constant Currency)	$541,738	$127,473	$198,003	$(87,518)	$779,696

Operating Income Growth (as reported)	23.54%	(7.82)%	10.12%	23.24%	27.20%
Adjusted Operating Income Growth	4.86%	(12.59)%	16.49%	14.32%	7.01%
Adjusted Operating Income Growth (Constant Currency)	5.10%	(6.60)%	16.87%	14.32%	8.41%
Adjusted Operating Income Margin (Constant Currency)	7.23%	4.17%	10.17%		6.24%

	Nine Months Ended
	June 29, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$7,656,979	$2,768,157	$1,450,899		$11,876,035
Effect of Divestitures	(272,114)	—	—		(272,114)
Adjusted Revenue	$7,384,865	$2,768,157	$1,450,899		$11,603,921

Operating Income (as reported)	$453,643	$101,445	$131,220	$(147,778)	$538,530
Amortization of Acquisition-Related Intangible Assets	64,183	3,572	11,240	—	78,995
Severance and Other Charges	21,909	23,549	1,571	18,504	65,533
Effect of Divestitures	(22,065)	—	—	—	(22,065)
Merger and Integration Related Charges	11,656	—	27,137	27,345	66,138
Gains, Losses and Settlements impacting comparability	(13,879)	7,912	(1,746)	(221)	(7,934)
Adjusted Operating Income*	$515,447	$136,478	$169,422	$(102,150)	$719,197

Operating Income Margin (as reported)	5.92%	3.66%	9.04%		4.53%
Adjusted Operating Income Margin	6.98%	4.93%	11.68%		6.20%

* Beginning in fiscal 2019, the definition of AOI changed. AOI for the nine months ended June 29, 2018 has been calculated based on this new definition. See page 5 for the new definition of AOI.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018

Net Income Attributable to Aramark Stockholders (as reported)	$82,955	$72,577	$362,992	$392,430
Adjustment:
Amortization of Acquisition-Related Intangible Assets	28,685	29,443	87,735	78,995
Severance and Other Charges	4,850	9,057	47,488	65,533
Effect of Divestitures	—	(7,750)	—	(22,065)
Merger and Integration Related Charges	8,036	11,007	26,316	66,138
Gain on sale of Healthcare Technologies	—	—	(156,309)	—
Tax Reform Related Employee Reinvestments	5,067	—	70,522	—
Gains, Losses and Settlements impacting comparability	1,155	2,131	8,852	(7,934)
Effects of Refinancing and Other on Interest and Other Financing Costs, net	—	1,082	—	19,925
Effect of Tax Reform on Provision for Income Taxes	—	—	(12,126)	(183,808)
Tax Impact of Adjustments to Adjusted Net Income	(11,915)	(12,707)	(44,298)	(48,881)
Adjusted Net Income	$118,833	$104,840	$391,172	$360,333
Effect of Currency Translation, net of Tax	2,393	—	7,488	—
Adjusted Net Income (Constant Currency)	$121,226	$104,840	$398,660	$360,333

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$82,955	$72,577	$362,992	$392,430
Diluted Weighted Average Shares Outstanding	251,147	251,857	251,271	252,231
	$0.33	$0.29	$1.44	$1.56
Earnings Per Share Growth (as reported)	13.79%		(7.69)%

Adjusted Earnings Per Share
Adjusted Net Income*	$118,833	$104,840	$391,172	$360,333
Diluted Weighted Average Shares Outstanding	251,147	251,857	251,271	252,231
	$0.47	$0.42	$1.56	$1.43
Adjusted Earnings Per Share Growth	11.90%		9.09%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$121,226	$104,840	$398,660	$360,333
Diluted Weighted Average Shares Outstanding	251,147	251,857	251,271	252,231
	$0.48	$0.42	$1.59	$1.43
Adjusted Earnings Per Share Growth (Constant Currency)	14.29%		11.19%

* Beginning in fiscal 2019, the definition of Adjusted Net Income changed. Adjusted Net Income for the three and nine months ended June 29, 2018 has been calculated based on this new definition. See page 5 for the new definition of Adjusted Net Income.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	June 28, 2019	June 29, 2018

Net Income Attributable to Aramark Stockholders (as reported)	$538,445	$505,568
Interest and Other Financing Costs, net	341,919	324,341
(Benefit) Provision for Income Taxes	86,932	(68,783)
Depreciation and Amortization	599,944	573,601
Share-based compensation expense(1)	68,372	83,154
Unusual or non-recurring (gains) and losses(2)	(156,309)	—
Pro forma EBITDA for equity method investees(3)	12,517	16,168
Pro forma EBITDA for certain transactions(4)	19,750	105,424
Other(5)	191,841	133,936
Covenant Adjusted EBITDA	$1,703,411	$1,673,409

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,252,667	$7,870,305
Less: Cash and cash equivalents	$220,055	$165,968
Net Debt	$7,032,612	$7,704,337
Covenant Adjusted EBITDA	$1,703,411	$1,673,409
Net Debt/Covenant Adjusted EBITDA	4.1	4.6

(1) Represents compensation expense related to the Company's issuances of share-based awards.
(2) Represents the gain from the divestiture of Healthcare Technologies.
(3) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our net income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.

(4) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(5) "Other" for the twelve months ended June 28, 2019 and June 29, 2018, respectively, includes organizational streamlining initiatives ($16.7 million costs and $40.6 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($4.2 million loss and $4.1 million gain), expenses related to merger and integration related charges ($39.6 million and $66.9 million), duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its existing headquarters and closing costs ($11.1 million and $4.9 million) and other miscellaneous expenses. "Other" for the twelve months ended June 28, 2019 also includes compensation expense for employee reinvestments funded by benefits from U.S. tax reform ($70.5 million), adjustments to remove the impact attributable to the adoption of certain new accounting standards, including Accounting Standards Codification 606, Revenue from Contracts with Customers, in accordance with the Credit Agreement and indentures ($16.2 million), banker fees and other charges related to the sale of Healthcare Technologies ($8.0 million), closing costs mainly related to customer contracts ($8.5 million), certain environmental charges ($5.0 million), settlement charges related to exiting a joint venture arrangement ($4.5 million) and the impact of hyperinflation in Argentina ($3.8 million). "Other" for the twelve months ended June 29, 2018 also includes the estimated impact of natural disasters, net of insurance proceeds ($13.3 million, of which $6.1 million related to asset write-downs) and property and other asset write-downs related to a joint venture liquidation and acquisition ($7.5 million).

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
LEGACY BUSINESS REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Aramark and Subsidiaries
Revenue (as reported)	$2,413,503	$949,862	$647,396	$4,010,761
Effect of Currency Translation	1,825	73,331	2,030	77,186
Adjusted Revenue	$2,415,328	$1,023,193	$649,426	$4,087,947
Changes pursuant to ASC 606, Revenue from Contracts with Customers	13,431	(2,022)	(91,752)	(80,343)
Legacy Business Revenue	$2,428,759	$1,021,171	$557,674	$4,007,604

	Three Months Ended
	June 29, 2018
	FSS United States	FSS International	Uniform	Aramark and Subsidiaries
Revenue (as reported)	$2,501,000	$929,875	$540,731	$3,971,606
Effect of Divestitures	(107,462)	—	—	(107,462)
Legacy Business Revenue	$2,393,538	$929,875	$540,731	$3,864,144

Revenue Growth (as reported)	(3.50)%	2.15%	19.73%	0.99%
Legacy Business Revenue Growth	1.47%	9.82%	3.13%	3.71%

	Nine Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Aramark and Subsidiaries
Revenue (as reported)	$7,490,818	$2,845,045	$1,940,234	$12,276,097
Effect of Currency Translation	6,040	212,826	7,274	226,140
Adjusted Revenue	$7,496,858	$3,057,871	$1,947,508	$12,502,237
Effect of AmeriPride and Avendra Acquisitions	(30,768)	—	(167,616)	(198,384)
Changes pursuant to ASC 606, Revenue from Contracts with Customers	28,469	(6,067)	(282,835)	(260,433)
Legacy Business Revenue	$7,494,559	$3,051,804	$1,497,057	$12,043,420

	Nine Months Ended
	June 29, 2018
	FSS United States	FSS International	Uniform	Aramark and Subsidiaries
Revenue (as reported)	$7,656,979	$2,768,157	$1,450,899	$11,876,035
Effect of Divestitures	(272,114)	—	—	(272,114)
Legacy Business Revenue	$7,384,865	$2,768,157	$1,450,899	$11,603,921

Revenue Growth (as reported)	(2.17)%	2.78%	33.73%	3.37%
Legacy Business Revenue Growth	1.49%	10.25%	3.18%	3.79%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended
	June 28, 2019	June 29, 2018
Net Cash provided by operating activities	$208,187	$145,512

Net purchases of property and equipment and other	(329,429)	(425,093)

Free Cash Flow	$(121,242)	$(279,581)